Exhibit 10.25

LEASE OF IMPROVED PROPERTY

This Lease made and entered into this 15th day of May, 2005 between Baker Properties Limited Partnership, having its office and principal place of business in Pleasantville, New York, herein after referred to as “Lessor” and Tangoe, Inc., a Corporation, organized and existing under the laws of the State of Delaware, having an office and a place of business in New Haven, Connecticut 06511, hereinafter referred to as “Lessee”.

W I T N E S S E T H

That Lessee and Lessor do hereby agree as follows:

1.  DEMISED PREMISES

(a)                                  Lessor demises and lets to Lessee and Lessee leases and takes from Lessor the premises outlined in red on Exhibit “A” attached hereto and made a part hereof (“Demised Premises”), consisting of a 66,000 square foot three story facility, located at 35 Executive Boulevard, Orange, Connecticut, constituting the entire Complex and consisting of the land and all structures and improvements, now or hereafter located on the land (“Complex”), as outlined on in black on Exhibit B.

(b)                                 The location and boundaries of the Complex outlined on Exhibit “B” set forth the general layout of the Complex, but shall not be deemed to be a representation or agreement on the part of Lessor that the Complex will be as indicated on Exhibit “B”.  Lessor reserves the right at any time to change the size, height, layout or location of the building, walks, parking, and loading, as defined in Article 6A hereof, and/or other areas, now or at any time hereafter forming a part of the Complex; to make alterations or additions to, and to build additional stories and to add buildings to the Complex and to designate other parcels of land to be added to the Complex; and to combine such other parcels including all buildings and improvements thereon, with the Complex, provided that in no event shall any such changes, alterations or additions materially effect Lessee’s business operations on the Demised Premises or access thereto.

(c)                                  Lessee’s right to use and occupy the Demised Premises during the Term shall include the right to use and occupy an Exclusive Outside Area as outlined in blue on Exhibit “A”.  Lessee’s use and occupancy of such Exclusive Outside Area shall be governed by the provisions of Article 6 hereof.  This Exclusive Outside Area contains one (1) truck and loading docks.  Additionally, Lessee shall have the exclusive right to the use of all building designated automobile parking spaces located within the Complex, as outlined in blue on Exhibit B.

(d)                                 Nothing herein contained shall be construed as a grant or demise by Lessor to Lessee of the roof or exterior walls of the Complex or the land below the floor of the Demised Premises, or any part of the Complex exterior to the Demised Premises, or of the Common Areas, except as specified in Lease Article 32.

(e)                                  Lessor reserves from the Demised Premises the right of reasonable ingress and egress through the Demised Premises to part of the Complex not hereby demised, and also reserves space for pipes, ducts and wires, leading to and from parts of the Complex not hereby demised.

2.  TERM

The Term of this Lease shall be for Seventy-One and One-half (71½) months, commencing May 15, 2005 and ending, unless sooner terminated on April 30, 2011.  The Term of this Lease shall commence and Lessee’s obligation to pay the rent and other charges provided for herein shall commence and become due and payable on May 15, 2005 or on the date when Lessee shall begin to occupy the Demised Premises, whichever is earlier.

Within fifteen (15) days of commencement of the Term, Lessor and Lessee shall execute and deliver to each other, duplicate originals of a commencement date statement, in recordable form, which shall specify the commencement and expiration dates of the Term (“Commencement Date Statement”), and upon execution the Commencement Date Statement shall be deemed a part of this Lease.

3.  RENT

(a)                                  Lessee shall pay a Basic Rent in advance on the first day of each month of the Term of the Lease as follows:

Period	Annual Basic Rent	Monthly Basic Rent
5/15/05 to 4/30/09	$1,056,000.00	$88,000.00
5/1/09 to 4/30/10	$1,122,000.00	$93,500.00
5/1/10 to 4/30/11	$1,188,000.00	$99,000.00

If the day on which the Term of this Lease shall commence is other than the first day of the month, then the rent for the initial fraction of the month shall be apportioned.  Lessee has paid $88,000.00(Eighty-Eight Thousand Dollars and no cents), receipt of which is hereby acknowledged as Basic Rent for the first month; and Lessee has paid $150,000.00 (One Hundred Fifty Thousand Dollars and No Cents) receipt of which is hereby acknowledged as a security deposit.  Provided that Lessee has not been in default under this Lease, the security deposit shall be reduced to $114,000.00 (One Hundred Fourteen Thousand Dollars and No Cents) on December 31, 2005, and provided that Lessee has not been in default under this Lease, further reduced to $99,000.00 (Ninety-nine Thousand Dollars and No Cents) on December 31, 2006.  Provided Lessee is not in default under this Lease and Lessee has surrendered the Demised Premises to Lessor in accordance with all of the terms and conditions of this Lease on the Expiration Date (i) Lessor shall return to Lessee the security deposit then held by Lessor, or (ii) if Lessor shall have drawn upon such security deposit to remedy defaults by Lessee in the payment or performance of any of Lessee’s obligations under this Lease, Lessor shall return to Lessee that portion, if any, of such security deposit remaining in Lessor’s possession within thirty (30) days after the later of (x) the Expiration Date, or (y) Lessee’s surrender of the Demised Premises to Lessor.

All rental payments shall be paid to directly to Lessor’s lender at Keybank Real Estate Capital, Attn: Wholesale Lockbox,895 Central Avenue, Suite 600, Cincinnati, OH 45202 or at such other place as Lessor may designate in writing, free of all claims, demands, or offsets of any kind or character.

If Lessee shall fail to pay when due any installment of Basic Rent, Real Property Tax Escalations or any other charges to be paid by Lessee hereunder, Lessee shall pay a late charge of $0.06 for each $1.00 which remains unpaid.  Such late charge is intended to compensate Lessor for additional expenses incurred by Lessor in processing such late payments and shall be due and payable within five (5) days of billing therefor.  Nothing herein shall be intended to violate any applicable law, code or regulation, and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge.  Such charge shall be imposed monthly for each late payment.

(b)                                 The Basic Rent shall be gross to Lessor and shall also include Base Year Real Property Taxes, as hereinafter defined, and Base Year Common Area Costs (“COC”) as hereinafter defined.  The Base Year amount for COC shall be $54,195.14.  Beginning on May 1, 2008, the Base Year for COC shall be equal to the COC due for the Complex during the 2008 calendar year.  COC shall be defined as, and shall include, the cost of; trash, garbage and other refuse removal; the cost and expense of gardening and landscaping; Lessor’s insurance including bodily injury, public liability, property damage liability, fire and extended coverage or all risk insurance covering the Complex, and rent insurance.  Additional costs incurred by Lessor to effectuate operation, maintenance and repair of the Complex including but not limited to repairs to the building and building improvements and other parts of the Complex; restriping parking areas; repair to parking areas; painting; maintenance and repairs of traffic and directional signs and equipment; maintenance and repair of electric and other utility lines servicing the Complex, policing and regulating traffic; maintenance and repair of fire sprinkler, plumbing, HVAC repairs and maintenance, elevator maintenance, window cleaning and costs for roof maintenance (less than $5,000 (Five Thousand Dollars) per annum for the period ending April 30, 2008 only); repair to the parking area; and all other similar costs properly chargeable to such operation, maintenance and repair.  COC shall also include:

1)                                      Reasonable wages and salaries of all on-site personnel engaged in the actual physical operation and maintenance of the Complex, including Employer’s Social Security Taxes and any other taxes which may be levied against Employer on such wages and salaries, but excluding salaries of executive personnel above the level of Property Manager.

2)                                      Reasonable and customary managing agent’s fees in accordance with any agreement between the Landlord or owner of the Complex and any managing agent (not to exceed five percent (5%) of gross rentals).

3)                                      All office supplies and similar materials used in the operation of the Complex.

Lessor shall, on or before December 15th of each Lease Year during the Term hereof, furnish Lessee with a written estimate (“Estimate”) of anticipated increases in COC and increases in Real Property Taxes for the ensuing Lease Year.

Commencing with the first monthly rent payment due and thereafter each month during the balance of such ensuing Lease Year, Lessee shall pay, together with the Basic Rent hereinbefore provided, one-twelfth (1/12) of Lessee’s Proportionate Share of the annual amount of the foregoing estimated increases in COC and increases in Real Property Taxes, all pursuant to such Estimate.  Within one hundred thirty-five (135) days after the close of each calendar year, Lessor agrees to furnish to Lessee a statement of actual increases in COC and increases in Real Property Taxes incurred during the preceding year together with an accounting of all payments made by Lessee during such year.  If Lessee has overpaid, then Lessor shall furnish Lessee with a credit statement to be applied to the next monthly rent payment due, and if Lessee has underpaid, Lessee shall pay the amount of the underpayment together with the next monthly rent payment due.  Any such adjustment shall survive the expiration of this Lease and if the term expires and either party owes the other any money pursuant to this section, such amount shall be paid within thirty (30) days after Lessor provides the statement to Lessee.

Notwithstanding anything to the contrary contained herein, COC shall be exclusive of the following, which shall not be charged to Tenant:

a)                                      Items which are the responsibility of any tenant or Landlord or caused by the intentional or grossly negligent acts of any such tenant, Landlord, their agents, employees, contractors, licensees or invitees;

b)                                     All costs of leasing space in the complex including office expenditures, legal fees and broker’s commissions;

c)                                      Costs actually covered by Landlord’s insurance or other manner of reimbursement to the extent that payment is actually received by Landlord;

d)                                     Condemnation cost or Capital repairs resulting from damage by fire, windstorm or other casualty as set forth and pursuant to Article 10 and 11 of this Lease;

e)                                      Depreciation and amortization of any kind;

f)                                        Interest on debt or amortization payments on any mortgage or mortgages and/or rentals under any ground lease or other underlying leases.

Notwithstanding the provisions of this Article, during the initial term of this Lease, any expenditure which is made to the Complex and which is considered to be a capital item under generally accepted accounting principals, then the cost of such capital expenditure shall be included in COC if amortized over the useful life of such cost on a straight line basis.

In addition Lessee shall be directly responsible for all costs and expenses associated with the service and maintenance of janitorial, extermination and snow plowing for the Demised Premises and Complex.  Lessee shall contract directly with janitorial services for the Demised Premises and snow plowing services for the Demised Premises and Complex.  Said services shall be provided in similar manner and scope as Lessor maintains its own adjacent properties.

4.  IMPROVEMENTS

(a)                                 Lessor’s Work

The Demised Premises shall be delivered in an As-Is condition and Lessee accepts the Demised Premises in its As-Is, Where-Is condition.

If Lessee is not in default and has a tangible net worth of $5,000,000 or greater, Lessor shall provide to Lessee a $390,000 cash allowance (“Allowance”) on May 1, 2008 (“Allowance Date”) toward proposed Lessee building improvements or future rent payments.  Upon 60 days prior notice between May 1, 2008 and May 1, 2009, Lessee must notify Lessor in writing if it intends to use part or all of the cash allowance as a credit against future rent obligations.  Upon said notification, Lessor will credit tenant for future rent payments up to the amount of the notification amount.  If Lessee utilizes a portion of said Allowance, then Lessee must operate in conformance with paragraph 4(b) below.

(b)                                Lessee’s Work

1.                                       Within thirty (30) days following the execution and delivery of this Lease, Lessee shall submit to Lessor, for Lessor’s written approval, which shall not be unreasonably withheld or delayed, at Lessee’s own cost and expense, plans for the Demised Premises, prepared by architects and engineers (where applicable) and others previously approved by Lessor, describing all work (Lessee’s Work), other than Lessor’s Work necessary for the opening and operation of Lessee’s business, including, without limitation, trade fixtures and equipment, lighting fixtures and appliances, and Lessee shall also deliver to Lessor a detailed statement of the cost of Lessee’s Work.  Such plans and specifications shall be prepared in, and Lessee’s Work shall be completed in, conformity with all applicable laws, codes, orders, rules, regulations and requirements and Lessor’s approval shall not be a waiver of the foregoing requirement nor impose any liability or responsibility upon Lessor for the legality or adequacy of such plans and specifications.

2.                                       Lessee shall employ in the performance of Lessee’s Work, only such labor as will not cause any controversy with any labor organization, representing trades performing work for Lessor, its contractors and subcontractors, in and about the Complex.  All contractors performing work for Lessee shall be subject to Lessor’s prior approval which shall not be unreasonably withheld.

3.                                       Lessee shall be responsible for obtaining all permits from governmental agencies having jurisdiction, prior to the commencement of any Lessee’s Work and all certificates of occupancy and other documents reasonably required by Lessor to evidence completion of Lessee’s Work.

4.                                       Lessee shall cause such contractors employed by Lessee to carry workmen’s compensation insurance in accordance with statutory requirements and comprehensive liability insurance covering such contractors in amounts not less than $1,000,000 single combined limit, which policy shall name Lessor as an additional insured, and Lessee shall submit certificates evidencing such insurance coverage to Lessor prior to the commencement of any work.

5.                                       Pursuant to paragraph 4 (a) above Lessor shall fund the remaining Allowance, if any, towards the cost of Lessee’s Work.  Such costs shall be paid bi-weekly on the 10th or the 25th of the month by Lessor to either Lessee or directly to Lessee’s contractors.  In the event that the 10th or the 25th is not a business day, payment shall be made on the next business day.  Lessee shall provide Lessor not later than five (5) business days prior to the date for payment with a request for payment listing the work completed and for the appropriate application period for which these progress payments are being requested and attaching thereto copies of contractor requests with applicable lien releases for payment for such work.  Lessee shall also indicate to whom such payment shall be directed.  Upon receipt of such listing, Lessor shall be authorized to and shall disburse such amounts less a ten percent (10%) retainage as indicated on the next succeeding payment date.  Upon making such disbursements, Lessor shall provide Lessee with an accounting of such disbursements including the total disbursements to date and the amount remaining available from the Allowance.  So long as a Certificate of Occupancy for the Demised Premises has been furnished to Lessor and all outstanding lien releases have been submitted to Lessor, the retainage amount shall be disbursed at the completion of Lessee’s Work.

5.  USE

The Demised Premises shall be used by Lessee for general and administrative offices and for no other purpose without the written consent of Lessor which consent shall not be unreasonably withheld.  Additionally, Lessee shall not store, stack or place any goods or merchandise outside the building.

6.  COMMON AREAS, EXCLUSIVE OUTSIDE AREA AND PARKING

(a)                                  Lessee shall have the use of the entire Complex and there are no common areas in Complex.

(b)                                 “Exclusive Outside Area” shall mean the parking, loading and other outside areas of the Complex as outlined in blue, and designated as “Exclusive Outside Area”, on Exhibit “B”.  Subject to the other provisions of this Lease, Lessee, its employees, agents, licensees and invitees shall have the exclusive right to use the Exclusive Outside Area for access to and from the Demised Premises, loading and parking.  Notwithstanding the foregoing, Lessor shall have no obligation whatsoever to enforce the exclusive right or to patrol the Exclusive Outside Area.  Use of the Exclusive Outside Area shall be at the sole risk of the user; and excepting Lessor’s gross negligence Lessor shall not be liable for any injury to person or property, or for loss or damage to any vehicle or damage to any vehicle or its contents resulting from theft, collision, vandalism or any other cause whatsoever.  Lessee shall cause its personnel and visitors to remove their vehicles from the parking area at the end of a working day.  If any vehicle owned by Lessee or by its personnel or visitors remains in the parking area overnight and the same interferes with the cleaning or maintenance of said area (snow or otherwise), any reasonable out of pocket costs including reasonable attorney fees and liabilities incurred by Lessor or Lessor’s contractor in removing said vehicle to effectuate cleaning or maintenance, or any damages resulting to said vehicle or to Lessor’s equipment or equipment owned by others by reason of the presence or removal of said vehicle during such cleaning or maintenance shall be paid by Lessee to Lessor, as additional rent, on the rent payment date next following the submission of a bill therefor.

(c)                                  Lessor shall have the right in accordance with Article 1 (b) and this Article 6 (c); to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the Exclusive Outside Areas; to construct surface or elevated parking areas and facilities; to establish and change the level of parking surfaces; to close all or any portion of the Exclusive Outside Area to such extent as may, in the opinion of Lessor’s counsel, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to discourage non-permitted parking; and to do and perform such other acts in and to the Complex as, in the exercise of good judgment, Lessor shall determine to be advisable with a view to the improvement of the convenience and use thereof by Lessee, their officers, agents, employees and customers, notwithstanding anything in this Article 6 (c) to the contrary, Lessor  shall have no obligation whatsoever to take any of the foregoing actions.  Notwithstanding anything to the contrary contained in this Article 6(c), in no event shall any of the changes or improvements to the Complex or Exclusive Outside Areas materially effect Lessee’s ingress or egress into the Demised Premises.  To the extent that changes or improvements are contemplated pursuant to this Article 6(c), Lessor shall use its reasonable discretion in providing Lessee with plans related to the proposed changes or improvements for its review.

(d)                                 Lessee and its employees, agents, licensees, and invitees shall park only in parking spaces as striped in designated parking areas.

7.  COVENANT OF TITLE AND QUIET ENJOYMENT

Lessor covenants with Lessee that Lessor has good right to lease said premises in the manner aforesaid.  Lessee, upon paying the rent, and subject to all the terms and covenants of this Lease, and subject to the provisions of any mortgage or installment purchase agreement to which this Lease is subordinate shall quietly have and enjoy the leased premises during the Term of this Lease without hindrance or molestation by any person.

8.  SIGNS

Lessee shall be allowed its proportionate share of all lineage on the building’s directory board and be permitted to install appropriate signage on the walls of elevator lobbies and entrance doors to all space under lease.  Subject to Lessor’s approval and state and local codes in affect, Lessee shall also be allowed to place Lessee’s business name on the exterior facade of the building.  Lessee shall bear all costs associated with the fabrication and installation, maintenance, and repair of all such signage.  Lessee shall have the obligation, at the termination of the Lease, to remove all signage and shall repair and be responsible for any damage to the Complex occasioned by the installation or removal of all signage.

9.  REPAIRS, MAINTENANCE, ALTERATIONS, CLEANING

(a)                                  Subject to the provisions of Article 3.b., Lessee shall at Lessee’s sole cost and expense, keep and maintain all portions of the Demised Premises in a clean, wholesome and sanitary condition and in good order and repair, including, but not limited to plumbing, electrical, heating and air conditioning systems and the entire interior of the Demised Premises.  .  Lessee  shall obtain a standard service agreement from a reputable mechanical systems service company for the regular service and maintenance of the heating, ventilation and air conditioning systems in the Demised Premises.  Lessee shall provide Lessor a copy of such agreement upon Lessor’s request.

(b)                                 Lessor agrees to pass on to Lessee, if possible, the benefits of any manufacturer’s warranties on equipment installed by Lessor.

(c)                                  Lessee shall not make any alterations or improvements to the Demised Premises without submitting a detailed cost estimate thereof and without the prior written consent of Lessor, which consent will not be unreasonably withheld.

(d)                                 Lessee shall prevent any lien or obligation from being imposed upon the Complex and will discharge all liens or charges for services rendered or materials furnished immediately after said liens occur or said charges become due and payable.  Notwithstanding the foregoing, after discharging said liens or charges by Lessee, this shall not prohibit Lessee from filing separate claims or contesting said liens or charges.

Lessee shall be required to make all repairs resulting from the misuse or neglect by Lessee or any of its employees, agents, contractors, licensees or invitees or customers.

(e)                                  Excepting Lessor’s gross negligence in performing its maintenance obligations under Article 3(b) and Article 9(e) and 9(f) of this Lease, Lessor shall have no liability to Lessee by reason of any inconvenience, annoyance, interruption or injury to business arising from Lessor making any repairs or changes or performing maintenance services in the Demised Premises or Complex, whether or not Lessor is required or permitted by this Lease or by law to make such repairs or changes or to perform such services.  Lessor shall use its best efforts to perform such work, except in case of emergency, at times reasonably convenient to Lessee and otherwise in such manner and to the extent practical as will not unreasonably interfere with Lessee’s use and occupancy of the Demised Premises.

(f)                                    Lessor reserves the right, without being in breach of any covenant of this Lease, to stop or suspend the rendition of any services which Lessor shall perform for so long as may be necessary, by reason of accidents, emergencies, the making of repairs or changes or by reason of difficulty in securing proper supplies or by reason of “Unavoidable Delays”, which mean any delays due to acts of God, governmental restrictions or guidelines, strikes, labor disturbances, shortages of materials and supplies and for any other causes or events whatsoever beyond Lessor’s reasonable control.  In each instance Lessor shall exercise reasonable diligence to eliminate the cause of stoppage and to effect restoration of service and shall give Lessee reasonable notice, when practicable, of the commencement and anticipated duration of such stoppage.  Lessee shall not be entitled to any diminution or abatement of rent or other compensation by reason of any interruption or stoppage.

(g)           If Lessor’s inspection of the Demised Premises and Complex reveals that in Lessor’s reasonable judgment, Lessee has failed to maintain the Demised Premises as required by Article 9(a) or has made alterations prohibited by Article 9(c), then Lessor shall give Lessee written notice of such violations.  If such violations have not been corrected within thirty (30) days of Lessee’s receipt of such notice, Lessor shall have the right to enter the Demised Premises, correct the violation, and charge Lessee the reasonable out of pocket cost of such correction plus ten percent (10%) for Lessor’s overhead.

(h)           Lessee shall have the right, subject to Landlord’s review and approval, to use building shafts or conduits between Lessee’s Demised Premises and other parts of the building, including the roof, for the installation and maintenance of conduits, cables, ducts, pipes, and other devices for communications, data processing, supplementary HVAC and other facilities consistent with Lessee’s use of its Demised Premises and other portions of the building.

10.  DAMAGE OR DESTRUCTION

(a)           If the Demised Premises are damaged by fire or other casualty, the risk of which is covered by the insurance policy described in Article 13, this Lease shall remain in full force and effect and Lessor shall repair or rebuild the Demised Premises, except for Lessee’s leasehold improvements, to substantially the same condition as at the time of such damage.  In the case of damage as a result of a risk not covered by the aforesaid insurance, Lessor shall have the option to either rebuild the Demised Premises or terminate this Lease.

(b)           The rent payable by Lessee shall be abated or reduced proportionately during any period in which, by reason of such damage, there is substantial interference with the operation of the business of Lessee.  Such abatement or reduction shall continue for the period commencing with the damage and ending with the completion by Lessor of such repair and/or reconstruction.

11.  CONDEMNATION

If the whole of the Demised Premises is taken or condemned under the exercise of the power of eminent domain by any public body or if the same is acquired from negotiations in lieu thereof, then Lessor, at its option, may terminate this Lease without liability to Lessee for damages of any kind or nature and Lessee hereby waives any interest it may have in the amount received from the public body.  If there is a minor condemnation which does not affect the use of the property for the purpose intended hereunder, there shall be no adjustment in the rent due hereunder.  Lessee may make a separate claim for an award in any proceeding with respect to a taking in this Article for (1) moving expenses, (2) the loss of Lessee’s leasehold improvements, and any other claim allowed under law provided such award shall be made in addition to and shall not result in a reduction of the award to Lessor.

12.  UTILITIES AND TAXES

(a)           In addition to Basic Rent, Lessee shall pay all charges for water, electricity, fuel and other utilities consumed at the Demised Premises during the Term.  Lessee shall also pay demand or standby charges which may be charged by such utilities.  With respect to Lessee’s actual consumption of fuel and water at the Demised Premises, Lessor, at the end of the first lease year, shall reimburse Lessee for it’s actual costs of fuel and water consumption at the Demised Premises as invoiced by the utility companies up to a maximum amount of $16,500.  For each lease year thereafter, Lessor shall reimburse Lessee up to a maximum amount of $16,500 (“Escalation Base”) as escalated annually by the Consumer Price Index for Lessee’s actual consumption of fuel and water at the Demised Premises.  For purposes of this paragraph, the Consumer Price Index shall be for all items for the United States and the Escalation Base shall be $16,500.  Beginning with the 24th month of the Lease, for purposes of calculating Lessor’s reimbursement escalation to Lessee, the index as of the 13th month of the initial term of the Lease shall constitute the Base Index.  Beginning with the 24th month of the Lease, the Index as of the last month of each lease year shall constitute the Escalation Index.  The Escalation Index shall be divided by the Base Index; this shall constitute the percentage increase of Lessor’s annual reimbursement escalation beginning with the 24th month.  For example, if the Base Index on the 13th month is 120 and the Escalation Index on the 24th month is 150: Lessor’s escalation reimbursement to Lessee at the end of the second lease year would be (150/120)=125% X $16,500=$20,625.  This calculation would be applicable to each lease year thereafter through April 30, 2008 only.  Lessee shall submit those applicable invoices from the utility company to Lessor prior to Lessor’s reimbursement of fuel and water charges as herein provided.

(b)           Lessee shall pay Lessor, throughout the Term, “Real Property Taxes” (as herein defined) above the Base Year Real Property Taxes as herein defined.  Said payment to Lessor shall be made at the time such “Real Property Taxes” are due on a monthly basis in advance or if required by mortgagee or Lessor, the total amount due to the taxing authority upon receipt of bills by the taxing authority.  The “Base Year” Real Property Taxes shall be $163,322.12.  Beginning on May 1, 2008, the Base Year Real Property Taxes shall be equal to the total Real Property Taxes due for the Complex during the 2007/2008 fiscal tax year.  For each succeeding lease year, in addition to Lessee’s Basic Rent, Lessee shall be responsible for any and all escalations of Real Property Taxes above the Base Year Real Property Taxes. “Real Property Taxes” shall mean all real estate and ad valorem taxes, assessments, water and sewer charges, school taxes and other governmental impositions and charges which shall be levied, assessed, imposed, or have become due and payable, or liens upon, or arising from the use, occupancy or possession of the Complex or any part thereof or any payments made in lieu thereof if the Complex is owned by an Industrial Development Agency created by the State of Connecticut.  The term Real Property Taxes shall not include (i) any charge, such as a water meter charge and the sewer rent based thereon, which is measured by consumption or (ii) any municipal, state or federal taxes based on net income or any estate, inheritance or transfer taxes or any franchise taxes assessed against or imposed upon Lessor, except to the extent substituted for the then Real Property Taxes.  Whether or not Lessor shall take the benefit of the provisions of any statute permitting any assessment for public betterments to be paid over a period of years, Lessor shall, nevertheless, be deemed to have taken such benefit so that the term Real Property Taxes shall include only the current annual installment of any such assessment.  Lessor hereby covenants with Lessee that Lessor shall be responsible for paying and shall pay the Real Property Taxes and shall present receipted tax bills to Lessee.

(c)           Lessee shall have the right of Lessor to protest the amount of any assessments but shall continue to pay the Real Property Taxes.  Lessor agrees to cooperate with Lessee in such appeal.

(d)           Lessee at all times shall be responsible for and shall pay, before delinquency, all taxes levied or assessed by any governmental authority on any leasehold interest, any investment of Lessee in the Demised Premises, or any personal property of any kind owned, installed or used by Lessee or on Lessee’s right to occupy the Demised Premises.  In addition, Lessee shall be responsible for all taxes attributable to any increased assessment incurred as a result of any of Lessee’s Work (as defined in Article 4 hereof).  In the event that Real Property Taxes are not separately assessed or attributable to such additions, the informal decision by the Tax Assessor with respect thereto shall be binding on the parties.

13.  INSURANCE

I.              During the Term of the Lease, Lessor shall carry and maintain the following types of insurance in the amounts specified and Lessee shall reimburse Lessor in accordance with Article 3(b) of the Lease, Lessee’s Share of all premiums and coverage for insurance as part of the Complex Operating Costs:

(a)           Fire and Allied Perils Insurance including extended coverage, vandalism and malicious mischief and “Special Risk of Loss/Special Property Form” insurance covering the Demised Premises against loss or damage by fire, extended coverage, vandalism and malicious mischief, and “special risk of loss” insurance contracts in amounts not less than the Full Replacement Cost of the Demised Premises as specified by Lessor.

Policy shall provide for an agreed amount endorsement which shall suspend the coinsurance provision of the property policy.

“Full Replacement Cost” (as herein defined) shall be construed to mean replacement cost, without regard to depreciation.  The Full Replacement Cost shall be determined periodically by Lessor or by the Mortgagee holding the mortgage on the Demised Premises.

(b)           Rent or rental value insurance against loss of rent or rental value due to fire, extended coverage, vandalism and malicious mischief and the “special risk of loss” insurance contracts, and in the amount equal to Basic Rent for the Demised Premises plus the estimated amount of Real Estate Taxes and Complex Operating Costs payable by Lessee for a period of not less than one (1) year from the date of the loss.

(c)           Landlord’s Liability Insurance including bodily injury and property damage insuring Lessor against liability for injury to persons or damage to property occurring in or about the Demised Premises arising out of the ownership, maintenance or use thereof.

(d)           A “Difference in Conditions” insurance policy, including flood and earthquake, shall be secured by Lessor at the option of Lessor in situations and circumstances where such insurance is required.

II.            In addition, during the Term of this Lease, Lessee shall carry and maintain for the benefit of Lessor:

(a)           A Boiler and Machinery insurance policy providing Full Replacement Cost coverage on any boilers, vessels, objects, machinery, (including air conditioning equipment) and equipment.

(b)           Commercial General Liability Insurance, including bodily injury, contractual, personal injury, and property damage liability on an occurrence basis, insuring Lessor and Lessee (and naming Lessor as an additional insured) against liability for injury to persons or damage to property occurring in or about the Demised Premises arising out of the ownership, maintenance, or use thereof. The liability under such insurance shall not be less than $5,000,000 for any one person injured or killed and not less than $5,000,000 for any one accident and such insurance shall not be less than $5,000,000 for any property damage per occurrence, either on an individual or on a combined single limit basis.

(c)           Plate glass insurance for all glass on the Demised Premises with a company acceptable to Lessor, or Lessee may self-insure such plate glass insurance exposure and, excepting Lessor’s gross negligence, shall be solely responsible for the replacement of damaged plate glass and clear plastic panels at Lessee’s expense.

In connection with Lessee’s obligation set forth in this Article 13, Lessee shall obtain such insurance from an insurance company or companies of recognized responsibility with a Best’s Rating of A-VII or better and Lessee shall furnish Lessor with a Certificate of Insurance indicating the coverage and limits of liability applicable thereto and evidencing the inclusion of Lessor as an additional named insured under such policy, “As their interests may appear”.  Lessor reserves the right to request certified copies of the policy and all its endorsements.

The “Certificate of Insurance” described above shall contain a thirty (30) day cancellation clause clearly shown therein.  In addition said Certificate of Insurance shall clearly state that Lessor will be notified in the event of any reduction in coverage or any material change to the policy.

All policies of insurance (except liability insurance) shall provide by endorsement that any loss shall be payable to Lessor, Lessee, or any mortgagee as their respective interests may appear.

Lessee’s policy(s) shall be written as a primary policy not contributing with, or in excess of, insurance that Lessor or others in interest may have.

Lessee shall be responsible for any increased premiums due to Lessee’s use which will adversely impact any insurance policies covering the building.

It is recommended that Lessee carry all risk property insurance on all of Lessee’s property including contents, trade fixtures, and tenant improvements whether installed by Lessor or Lessee as these items are not insured under Article 13.I.(a).

In the event any policy recited to this Article 13 shall contain a deductible provision, said deductible, if incurred, shall be charged to the Complex as a Complex Operating Cost with respect to the coverages enumerated in Article 13.I. or shall be the responsibility of Lessee with regard to Article 13.II.

To the extent permitted by the insurance companies furnishing any of the above coverage there shall be a mutual waiver by Lessor and Lessee of subrogation so that with respect to any loss which is covered or required by this lease to be covered by insurance carried by Lessor or Lessee each releases the other from any and all claims with respect to any losses occurring thereunder.

14.  SUBORDINATION

(a)           Lessee agrees that this Lease shall be subordinate to any mortgage, deed of trust or any other hypothecation for security which has been or may be placed on the Demised Premises or any part thereof, and to any and all advances made or to be made thereunder, and to all renewals, replacements and extensions thereof, requested and made by Lessor and such subordination is hereby made effective without any further act to be done by Lessee; provided, however that Lessee’s obligation to subordinate this Lease as aforesaid is expressly conditioned upon receipt by Lessee of Mortgagee’s standard non-disturbance agreement from such mortgagee or other holder of a monetary lien upon the Demised Premises or any part thereof.  Provided, however, in the event any documents including subordination agreements, lease ratification agreements and other necessary documents are required to be signed by Lessee to effectuate the purposes of this Article or the financing or refinancing of the Demised Premises, Lessee does hereby agree to execute all such documents upon written demand by Lessor, and to furnish such financial information as may be required.  Lessee shall also sign a Subordination Non-Disturbance Agreement which shall be provided by Lessor and Lessor agrees to obtain for the benefit of the Lessee an executed non-disturbance agreement from each existing holder of a mortgagee or monetary lien upon the Demised Premises or any part thereof.

15.  CONDITIONAL LIMITATION AND DEFAULT PROVISIONS

Subject to any contrary provisions of any applicable law, the following shall be conditional limitations of this Lease and events of default:

(a)           Lessee’s failure to pay Rent, Real Property Taxes or other costs due and payable hereunder, which failure is not cured within ten (10) days after written notice of such failure from Lessor to Lessee.

(b)           The nonperformance or violation of the terms and conditions of any other obligations required hereunder by Lessee, which nonperformance or violation is not cured within thirty (30) days after written notice thereof from Lessor to Lessee.  If such nonperformance or violation cannot be cured within said 30-day period; the same will not be a default if Lessee exercises due diligence, in the sole discretion of Lessor, to cure such nonperformance or violation as promptly as possible.

(c)           Lessee’s abandonment of the Demised Premises for ten (10) days.

(d)           Lessee’s filing of voluntary bankruptcy proceedings or the making of an assignment for the benefit of creditors, or the filing of an involuntary bankruptcy proceeding, which involuntary proceeding is not terminated and dismissed within sixty (60) days after such filing.

In the event of such uncured defaults, Lessor may:

(a)           Terminate this Lease and render it null and void and the Term of this Lease shall expire and all right, title and interest of Lessee shall expire and terminate as fully and completely as if the default day were the date the Term of this Lease expired, and Lessee will then immediately quit and surrender the Demised Premises to Lessor.

(b)           Reenter the Demised Premises and receive rent therefrom.

(c)           Re-let the Demised Premises and receive rent therefrom.

(d)           As liquidated damages, accelerate the balance of the rental payments due under the terms of this Lease.

Lessee shall remain liable for the rent and other charges as provided for herein.  Lessee shall also be liable for any repairs or reasonable alterations necessary to prepare the Demised Premises for re-letting.  Lessee waives any rights to damages against Lessor by reason of any negligent acts taken by Lessor under provisions of this Article after such default.

16.  TERMINATION

Upon the expiration of the Term of this Lease, or any earlier termination thereof, Lessee shall surrender the Demised Premises to Lessor in a clean, wholesome and sanitary condition and in good condition and repair, reasonable wear and tear and insured casualties excepted.  All structural alterations and improvements which have been made or installed by Lessee and any and all built-in or replacement fixtures, including all non portable refrigerated air conditioning equipment, all heating equipment, all electrical fixtures and units together with all conduits and wiring in connection with all of said fixtures, originally installed by Lessee or replaced by Lessee during the Term of this Lease, in or upon or about the Demised Premises, shall be the property of Lessor and shall be surrendered to Lessor without any payment therefor; or, in the alternative, at Lessor’s request, Lessee shall, prior to termination, remove any fixture, machinery or signs that Lessor may designate and otherwise restore the premises to its original condition, reasonable wear and tear and damage by the elements or other casualty excepted.  Notwithstanding the foregoing, Lessor agrees that Lessee shall not be required to restore the third floor training room at the expiration of this Lease.

Twelve (12) months prior to expiration of the Term of this Lease, Lessor shall have the right to enter the Demised Premises for the purpose of showing same to prospective tenants or purchasers.

17.  HOLDING OVER

In the event Lessee shall hold the Demised Premises after the expiration of the Term hereof, with or without the consent of Lessor, such holding over shall be deemed to have created a tenancy from month to month, terminable on thirty (30) days notice by either party to the other and subject to all the terms, conditions, covenants and agreements of this Lease, except that rental shall be two times the basic rent.

18.  COMMISSIONS

Lessor shall pay any commissions payable with regard to this Lease and any provision hereunder pursuant to a separate agreement.  Lessee represents that no broker other than O,R & L Commercial Real Estate, having an office at 2 Summit Place, Branford, CT 06405 participated in the negotiations of the Lease, and Lessee represents that no other broker was a procuring cause with regard to this Lease and, accordingly, Lessee agrees to indemnify and hold Lessor harmless from the claim of any other broker with regard to this Lease.

19.  INSPECTION OF PREMISES

Lessor or its representatives shall be entitled at any reasonable time and reasonable manner (excepting emergencies) to enter upon the Demised Premises for the purpose of inspecting the same, subject to Lessee’s reasonable security regulations.

20.  FINANCIAL STATEMENTS

Lessee shall upon the request of Lessor furnish Lessor published Financial Statements of Lessee in a form reasonably satisfactory to Lessor.

21.  INDEMNIFICATION

Excepting Lessor’s gross negligence and willful misconduct with respect to its maintenance obligations under this Lease, Lessee agrees that Lessor shall not be liable to Lessee or any other person or persons for or on account of any injury or damage occasioned in or about the Demised Premises, the Complex and the Exclusive Outside Area to persons or property of any nature or sort whatsoever or for or on account of any injury to person or property that may result by reason of any lack of repair of the Complex or improvements thereof, or by reason of the acts of any persons on the Complex or for any other reason whatsoever; Lessee agrees to indemnify and hold Lessor harmless from and on account of any and all loss, damage, liability, expense, costs and reasonable counsel fees arising out of or resulting from or incurred in connection with the matters herein or before specified, and from any and all liability arising from any occurrence causing injury to any person or property whomsoever or whatsoever.

Lessee hereby agrees not to handle, store or dispose of any hazardous or toxic waste or substance upon the premises which is prohibited by applicable federal, state or local statues, ordinances or regulations.  Lessee hereby covenants to indemnify and hold Lessor, its successors and assigns, harmless from any loss, damage, claims, costs, liabilities or clean-up costs arising out of Lessee’s use, handling, storage, or disposal of any such hazardous or toxic wastes or substances as those terms are defined in any applicable statue, regulation or ordinance on the premises.  Lessee agrees to indemnify Lessor for any and all expenses incurred in connection with, and all liabilities resulting from, any violation of any applicable environmental law, regulation, ordinance or court order pertaining to the Demised Premises arising other than from an action or omission by Lessor.  As of the Commencement Date of this Lease, Lessor warrants that, without any investigation and to the best of its knowledge that the Complex is in compliance with all local, state and federal environmental regulations.

22.  WAIVER OF TRIAL BY JURY

It is mutually agreed between Lessor and Lessee that the respective parties hereto shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this Lease, including rents or additional rents, Lessee’s use or occupancy of the Demised Premises, and/or any claim of injury or damage.

23.  RECOVERY OF COSTS

In the event that any action or proceeding shall be brought for the purpose of determining or enforcing the rights of either party hereunder, the party prevailing in such actions or proceedings shall be entitled to recover from the other party all costs reasonably incurred by the prevailing party in connection with such action or proceeding including reasonable attorney’s fees to be determined by the Court.

24.  NOTICE

Any notice required to be given hereunder shall be mailed by registered or certified mail to Lessor at 485 Washington Avenue, Pleasantville, New York 10570, Attn. Philip C. King and to Lessee at 35 Executive Boulevard, Orange, Connecticut 06477, Attn: Mr. Alan Subbloie, or at such other place as the parties may designate in writing.

25.  SUCCESSORS AND ASSIGNS

This Lease shall inure to and be binding upon the respective heirs, executors, administrators, successors and assigns of the respective parties.

26.  LESSOR

Lessee shall be confined to and look solely to the estate and interest of Lessor, its successors and assigns, in the Complex and any insurance thereon or the proceeds therefrom, for the collection of any sum due to Lessee for any reason, and no other property or assets of Lessor shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee’s remedies under or with respect to either this Lease, the relationship of Lessor and Lessee hereunder or Lessee’s use and occupancy of the Demised Premises.

27.  OPERATION AND MANNER OF USE BY LESSEE

Lessee shall, at Lessee’s own cost and expense, observe the following rules and regulations:

1.             keep the inside and outside of all glass in the doors of the Demised Premises clean;

2.             replace promptly any plate glass of the Demised Premises cracked or broken due to Lessee’s misuse or neglect with glass of like kind and quality;

3.             keep all garbage, trash, rubbish or refuse in rat-proof containers until removed;

4.             keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Demised Premises, to the extent the same would violate any covenant of quiet enjoyment in any other lessee’s lease;

5.             excepting Lessor’s obligations under this lease, comply with all laws, codes, rules, regulations, orders, directives and requirements of all governmental authorities having jurisdiction, and with all codes, rules, regulations, orders, directions, requirements and recommendations of the board of fire underwriters and the fire insurance rating organization having jurisdiction over the area in which the Demised Premises are located or other bodies or agencies now or hereafter exercising similar functions in the area in which the Demised Premises are located, in any way pertaining to the use and occupancy of the Demised Premises by Lessee or pertaining to any signs erected by Lessee outside the Demised Premises, and whether directed to Lessor or Lessee;

6.             not use or occupy the Demised Premises so as to require alterations or additions to be made thereto or to the Complex as a result of any law, code, rule, regulation, order, requirement or directive of any governmental authority having jurisdiction, or any code, rule, regulation, order, requirement, directive or recommendation of the local board of fire underwriters or of the fire insurance rating organization having jurisdiction, or any other body or agency as hereinabove described;

7.             not disfigure or deface the Demised Premises or the building and not permit or suffer any waste or any nuisance, or allow the Demised Premises to be used for any unlawful purpose;

8.             not cause or permit any objectionable or noxious odor to emanate or be dispelled from the Demised Premises;

9.             diligently perform any and all of Lessor’s obligations with respect to compliance with environmental laws, regulations, rules and court orders as they pertain to the Demised Premises arising out of Lessee’s use thereof; and

10.           not conduct or permit its agents or employees to conduct any operations on the Demised Premises which can reasonably be characterized as refining, producing, storing,

handling, transferring, processing or transporting Hazardous Substances as that term is defined in any applicable statute, regulation or ordinance without Lessor’s express prior written consent to each individual type of operation.

28.  SHORING

If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Demised Premises, Lessee, without liability on the part of Lessor therefor, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Demised Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the building or surrounding lands from injury or damage and to support the same.  Such entry shall be accomplished in the presence of a representative of Lessee.  The said license to enter shall be afforded by Lessee without any diminution or abatement of rent on account thereof provided that such entry shall not unreasonably interfere with Lessee’s use of the Demised Premises.

29.  LEASE MODIFICATION

In the event any lending institution funding the Demised Premises or the Complex for Lessor shall request reasonable modifications of this Lease as a condition of obtaining financing, Lessee will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not adversely affect to a material degree Lessee’s leasehold interest hereby created or increase the Basic Rent or Lessee’s Share of Complex Operating Costs or change the Term of this Lease.

30.  CONSTRUCTION OF LEASE

(a)           The remedies available to Lessor under the terms of this Lease shall be cumulative and the exercise of one remedy shall not constitute an election of remedies.

(b)           This Lease shall be constructed in accordance with the laws of the State of Connecticut.

(c)           The term Lessor (as used herein) shall mean only the owner for the time of such ownership of Lessor’s interest in this Lease and such owner and each succeeding owner shall be liable hereunder to the extent as set forth in Article 26 hereof, only with respect to obligations arising during the period of its respective ownership in the Complex.

(d)           Lessee agrees not to record this Lease, but upon request of Lessee, Lessor and Lessee shall execute and deliver to Lessee a notice of lease.  Such notice shall identify the Demised Premises and include the term of the Lease and no other information concerning the monetary terms and conditions of this Lease.

(e)           If any term or provision of this Lease or the application thereof shall be determined to be invalid or unenforceable, the remainder of this Lease shall be valid and enforceable to the fullest extent of the law.

(f)            This Lease contains the entire agreement between the parties and no oral statements or representations or prior written matter not contained herein shall have any force or effect.  This Lease shall not be modified in any way except by a writing executed by both parties.

31.  ASSIGNMENT-SUBLETTING

Lessee shall not have the right to sublet or transfer less than 11,000 square feet of the Demised Premises (by assignment, or in any other manner (hereinafter referred to as sublet)) this Lease, or mortgage or otherwise encumber the leasehold interest of Lessee without first giving Lessor a written request for such transfer and without first obtaining in each and every instance the previous written consent of Lessor, which consent shall not be unreasonably withheld.  Any assignment or hypothecation of the Demised Premises without the written consent of Lessor, shall be null and void.  In no event shall Lessee be released from any liability hereunder.

In the event that Lessee desires to sublet the Demised Premises, in whole or in part, Lessee shall notify Lessor of its intention to do so.  Lessee may solicit sublet proposals for the Demised Premises, in whole or in part (in no event less than 11,000 square feet), for Lessor’s approval.  Upon submission to Lessor by Lessee of a Sublet Agreement for the Demised Premises, in whole or in part, (said Agreement being subject to Lessor’s written approval which consent shall not be unreasonably withheld, mortgagee’s written approval, and this underlying Lease) executed by and between the Sublessor (and assigns) and Sublessee, Lessor may at Lessor’s option, elect to terminate this Lease as of the effective date of the proposed transfer or sublet by giving Lessee written notice thereof within ten (10) days of Lessee’s submission of said Sublet Agreement to Lessor.  In the event that Lessor so elects to terminate this Lease, the same will terminate and Lessee shall be released from liability hereunder for the balance of the Term of this Lease.  In the event that Lessor does not notify Lessee within said ten (10) day period of Lessor’s intent to terminate this Lease, then Lessee may enter into such Sublet Agreement with subtenant.  In no event shall Lessee be released from any liability hereunder.

Notwithstanding anything contained in this Article to the contrary,

(i)            Subject to Lessor’s sole and absolute discretion and with Lessor’s prior written consent, Lessee shall be allowed to assign this Lease and to sublease the Demised Premises or any portion thereof whatsoever to any entity resulting from a merger or consolidation with Lessee or any entity succeeding to the business and assets of Lessee (herein after referred to collectively as “Merger”).  Lessee shall give Lessor 30 days prior written notice of such Merger and Lessee shall supply to Lessor documentation evidencing such Merger.

(ii)           Subject to Lessor’s sole and absolute discretion and with Lessor’s prior written consent, Lessee shall be allowed to assign this Lease and to sublease the Demised Premises or any portion there of whatsoever to an “Affiliate” of greater or equal financial standing.  Such sublease or assignment shall not be subject to Lessor’s right of termination.  The term “Affiliate” shall mean any entity that controls, is controlled by or is under the common control of the Lessee.

Nothing contained in this Article 31 shall be construed to release Lessee from any liabilities or responsibilities under the Lease.

In the event that Lessee sublets the Demised Premises at a rental rate exceeding Lessee’s then current Basic Rent, then Lessor, after Lessee is reimbursed for those actual costs it incurs subletting the Demised Premises, shall be entitled to all additional rent received by said Sublessee which exceeds Lessee’s Basic Rent.

32.  ANTENNA/BACK-UP GENERATOR

Lessee may install, at its expense, a microwave, satellite or other antenna communication systems on the roof plus a back-up generator in a designated area on site.  Lessee shall furnish plans and specifications for such system to Lessor for its approval, which shall not be unreasonably withheld or delayed.

33.  LEASE CONTINGENCY

This Lease shall be contingent upon the receipt of an unconditional written approval by Lessor’s lender of all necessary documentation for the execution of this Lease, including a Lease guarantee agreement from Bayer Pharmaceutical Corporation.

Lessor shall not be liable to Lessee for any damages caused by any delay in the negotiation, execution or approval and delivery of this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

LESSEE:

TANGOE, INC.
/s/ [Illegible]
WITNESS

/s/ [Illegible]	By:	/s/ Al Subbloie
WITNESS
Typed Name:Al Subbloie, President

LESSOR:

BAKER PROPERTIES LIMITED PARTNERSHIP

/s/ Stephanie Weller	BAKER COMPANIES, INC.
WITNESS	Its General Partner

/s/ [Illegible]	By:	/s/ Philip C. King
WITNESS		Philip C. King
Vice President

STATE OF NEW YORK	:
ss:
COUNTY OF WESTCHESTER	:

On the 19th day of May, 2005, before me personally appeared Philip C King to me known and known to me to be the Vice President of Baker Companies, Inc., to me known and known to me to be the General Partner of Baker Properties Limited Partnership, and known to me to be the person described in and who executed the foregoing instrument in the partnership name, and he duly acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said partnership.

/s/ Theresa A. Hanson
NOTARY
THERESA A. HANSON
Notary Public, State of New York
No. 01HA5022667
Qualified in Westchester County
Commission Expires Jan. 18, 2006

STATE OF CONNECTICUT	:
ss:
COUNTY OF NEW HAVEN	:

On this        day of May, 2005, before me, personally came Albert R. Subbloie to me known, who being by me duly sworn did depose and say that he is the President of Tangoe, Inc., the corporation described in and which executed the foregoing instrument, in the corporate name, and he duly acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said corporation.

/s/ Linda A. Subbloie
Commissioner of Superior Court
Juris # 413141

EXECUTION COPY

EXHIBIT A

35 EXECUTIVE BLVD.
DEMISED PREMISES

For illustrative purposes only - not to scale.

EXHIBIT
Agreed to & Accepted by:
LESSEE
LESSOR

EXHIBIT B

35 EXECUTIVE BLVD.
DEMISED PREMISES

For illustrative purposes only - not to scale.

EXHIBIT
Agreed to & Accepted by:
LESSEE
LESSOR

TANGOE, INC.

FIRST ADDENDUM
TO
LEASE OF IMPROVED PROPERTY

THIS AGREEMENT made as of this 19th day of February, 2010 by and between WU/LH 35 Executive L.L.C., a Delaware limited liability company, having an office at c/o Lighthouse Real Estate Management, 60 Hempstead Avenue, Suite 718, West Hempstead, New York, 11552 (“Lessor”) and Tangoe, Inc., a Delaware corporation, having an office and principal place of business at 35 Executive Boulevard, Orange, CT 06477 (“Lessee”).

WITNESSETH:

WHEREAS, Lessor, as successor-in-interest to Baker Properties Limited Partnership, and Lessee, previously entered into a written Lease Agreement dated as of May 15, 2005, hereinafter referred to as the “Lease”, for general offices at 35 Executive Boulevard, Orange, CT 06477 (“Demised Premises”);

WHEREAS, the Lessee desires to extend the Term of the Lease, which is scheduled to expire on April 30, 2011, to and including April 30, 2016; and

WHEREAS, the Lessee and Lessor desire to modify the Lease in certain other respects as set forth herein.

NOW; THEREFORE, in consideration of the mutual covenants herein set forth and for other good and valuable consideration, the parties hereto agree to amend the Lease as of the date hereof as follows:

1.             The Term of the Lease shall be extended for a period of five (5) years (the “Extension Period”), from May 1, 2011 (the “Extension Date”) to and including April 30, 2016.  Accordingly, April 30, 2016 shall be deemed to be the “Expiration Date” under the Lease for all purposes thereof and of this Agreement.

2.             (a)           Lessee’s Basic Rent as defined in Article 3(a) of the Lease with respect to the Extension Period shall be as follows:

From	To	Annual Basic Rent	Monthly Basic Rent
5/1/11	4/30/12	$1,221,000.00	$101,750.00
5/1/12	4/30/13	$1,221,000.00	$101,750.00
5/1/13	4/30/14	$1,246,080.00	$103,840.00
5/1/14	4/30/15	$1,271,160.00	$105,930.00
5/1/15	4/30/16	$1,297,560.00	$108,130.00

(b)           Lessee shall be entitled to an unconditional partial rent credit in the aggregate amount of Two Hundred Six Thousand Two Hundred Fifty and 00/100 ($206,250.00) Dollars, which shall be applied against Basic Rent in twelve (12) equal monthly installments of

Seventeen Thousand One Hundred Eighty-Seven and 50/100 ($17,187.50) Dollars each, during the first year of the Extension Period.

3.             Lessee acknowledges that Lessor has made no representations to Lessee with respect to the condition of the Demised Premises and Lessee agrees to accept possession of the Demised Premises in the condition which shall exist on the Extension Date “as is” and further agrees that Lessor shall have no obligation to perform any work or make any installations in order to prepare the Demised Premises for Lessee’s continued occupancy except that, Lessor agrees, at Lessor’s expense, to perform the Lessor’s Work outlined in Exhibit A, attached hereto and made a part hereof, and Lessor warrants that the HVAC system installed, as part of the Lessor’s Work, to service the Demised Premises will be sufficient for the comfortable use and occupancy of the Demised Premises as currently populated. The term “comfortable occupancy” as used in the foregoing sentence shall mean: (i) in the summer, that on a 90 degree Fahrenheit (F.) Outside Air (OA) day with ninety (90%) percent humidity, inside average temperature will not exceed 78 degrees F. and (ii) in the winter, that on a 10 degree F.  OA day, inside air average temperature will not fall below 68 degrees F. Lessor shall commence the performance of such Lessor’s Work reasonably promptly after the execution and unconditional delivery of this Agreement by Lessor and Lessee and shall thereafter reasonably diligently prosecute such work to completion, without any obligation on Lessor’s part to employ contractors or labor at so-called overtime or other premium pay rates. The performance of such work shall constitute a single non-recurring obligation on the part of Lessor and in the event the Lease is further renewed or extended for a further term by agreement or operation of law, Lessor’s obligation to perform such work shall not apply to any such renewal or extension.  Lessor may enter the Demised Premises to perform such work, and entry by Lessor, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Lessee to any abatement or diminution of rent or relieve Lessee from any of its obligations under the Lease or impose any liability upon Lessor or its agents by reason of inconvenience or annoyance to Lessee, or injury to or interruption of Lessee’s business or otherwise. The cost of the Lessor’s Work shall not be charged to Lessee as COC under Section 3(b) of the Lease.

4.             Notwithstanding anything to the contrary contained in the Lease, effective as of May 1, 2011 (but without affecting any obligations of Lessee to and including April 30, 2011 under the existing provisions), the Base Year for COC shall be the calendar year 2011 and the Base Year Real Property Taxes shall be the Real Property Taxes in effect for the calendar year 2011.

5.             The provisions of this Section 5 are effective as of May 1, 2011:

a.             Except as set forth in b. of this Section 5, and subject to the provisions of Section 12(a) of the Lease, Lessee shall pay all charges for water, sewer, fuel and other utilities charged with respect to the Demised Premises during the Extension Period, including, without limitation, any demand or standby charges which may be charged by such utilities.

b.             The following provision shall be deemed added to the Lease:  Electricity: Except to the extent provided in Section 5.c. and 5.d. of this Agreement, Lessor shall pay all charges for electricity consumed on the Complex, as Lessee’s share of such charges has been included in the Basic Rent.

c.             In the event the number of kilowatt hours of electric current (“kwh”) consumed by Lessee on the Demised Premises during an Electric Year (as defined hereinafter) exceeds the Annual Baseline Energy Consumption (determined as described in Subsection (1) of this Section 5.c.), Lessor may charge Lessee, as Electric Rent, the Average Cost Per KWH (determined as described in Subsection (2) of this Section 5.c.) for such Electric Year, multiplied by such number of kwh so in excess of the Animal Baseline Energy Consumption.  Monthly, Lessor shall provide Lessee with the preceding month’s electric bill, showing the number of kwh consumed by Lessee on the Demised Premises during such preceding month.

(1)           The “Annual Baseline Energy Consumption” shall be the number of kwh shown by the meter readings for the Demised Premises to have been consumed by Lessee on the Demised Premises during the Twelve Month Baseline Period.  The “Twelve Month Baseline Period” shall be the twelve (12) month period beginning on the date of substantial completion (herein, the “Date”) of the Lessor’s Work.

(2)           The “Average Cost Per KWH” shall be determined for each twelve (12) month period (each such period, an “Electric Year”) beginning with the twelve (12) month period commencing on the first (1st) day of the thirteenth (13th) month next following the Date, by dividing the total amount charged by the utility company for total kwh consumed by Lessee in the Demised Premises during such twelve (12) month period, by the total number of kwh so consumed.

d.             If, at any time or times during an Electric Year, the rates at which Lessor purchases electrical energy for the Demised Premises are increased to exceed the public utility rate schedule in effect as of October 22, 2009 (i.e., the date of the Source One Inc., Energy Audit Report), the Basic Rent for the remaining part of such Electric Year, and thereafter, shall, upon demand by Lessor, be increased in an amount which fairly and proportionately reflects the actual increase in the cost to Lessor of purchasing electrical energy for the Demised Premises as a result of such rate increase.

e.             Lessor represents that the electrical feeder or riser capacity serving the Demised Premises shall be adequate to serve the existing lighting fixtures and electrical receptacles presently installed in the Demised Premises as of the date of this Agreement and the electrical needs of the Lessor’s Work.  Any additional feeders or risers to supply Lessee’s additional electrical requirements other than the Lessor’s Work, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Lessor or, at Lessor’s election, by Lessee upon Lessee’s request, at the sole cost and expense of Lessee, provided that, in Lessor’s judgment, such additional feeders or risers are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other Lessees or occupants of the Building.  Lessee covenants that at no time shall the use of electrical energy in the Demised Premises exceed the capacity of the existing feeders or wiring installations then serving the Demised Premises.  Lessee shall not make or perform, or permit the making or performance of, any alterations to wiring installations or other electrical facilities in or serving the Demised Premises without the prior consent of Lessor in each instance.  Any such alterations, additions or consent by Lessor shall be subject to the provisions of this Lease.

f.              Notwithstanding anything to the contrary set forth in this Lease, any sums payable or granted in any way by the corporation(s) and/or other entity(ies) Lessor has selected to supply electricity to the Building resulting from the installation in the Demised Premises  of energy efficient lamping, special supplemental heating, ventilation and air conditioning systems or any other alterations, which sums are paid or given by way of rebate, direct payment, credit or otherwise, shall be and remain the property of Lessor, and Lessee shall not be entitled to any portion thereof, unless such lamping, supplemental heating, ventilation and air conditioning systems or other Alterations were installed by Lessee, solely at Lessee’s expense, without any contribution, credit or allowance by Lessor, in accordance with all of the provisions of this Lease.  Nothing contained in the foregoing sentence, however, shall be deemed to obligate Lessor to supply or install in the Demised Premises any such lamping, supplemental heating, ventilation and air conditioning systems or other alterations not included in the Lessor’s Work.

g.             Notwithstanding anything herein contained to the contrary, in no event shall that portion of Lessee’s Basic Rent applicable to the annual charge for electricity ever be reduced below the sum of $165,000.00.

h.             The word “electricity” shall, hereby, be deleted from the first sentence of Section 12(a) of the Lease.

6.             It is acknowledged and agreed that Lessee has been provided with the $390,000 Allowance referred to in Section 4(a) of the Lease in its entirety in the form of a credit against Basic Rent and other charges due under the Lease.  Lessee acknowledges and agrees that no further amounts shall be due to Lessee pursuant to Section 4 of the Lease.  In consideration of Lessee’s execution and delivery of this Agreement, Lessor hereby acknowledges that Lessee was entitled to use the Allowance of $390,000 as a rent credit and Lessor further acknowledges that Lessor has no claim against Lessee for the repayment of any portion of the Allowance received by Lessee pursuant to said Section 4 of the Lease.  The terms and conditions of this Paragraph shall not vitiate the provisions of Paragraph 2(b) of this Agreement or the rent credit to which Lessee may be entitled pursuant to the terms and conditions of said Paragraph.

7.             Lessor and Lessee each hereby acknowledge and agree that the other party is not, and has not been, in default under the Lease at any time through the date of this Agreement.

8.             Effective as of the date hereof, Article 24 of the Lease (entitled “Notice”) is hereby deemed modified as follows:

A.            Any notice sent to Lessor under the Lease shall be sent to Lessor’s address set forth above in this Agreement, with a copy to Goldfarb & Fleece, 345 Park Avenue, 33rd Floor, New York, New York 10154, Attention: Marc J. Becker, Esq.

B.            The provisions of said Article 24 shall be supplemented such that, in addition to service sent by registered or certified mail, the use of a reputable nationally recognized overnight courier service, such as, for example, Federal Express, may also be an effective method of delivery pursuant to said Article 24, with items delivered by such method deemed to have been given or rendered on the date when the same shall have been delivered by such courier service or when delivery by such courier service was refused by the addressee.  With respect to any notice sent by registered or certified mail (which may be sent return receipt requested optional), such notice shall be deemed to have been rendered or given on the date when it shall have been mailed.

9.             Lessee’s Installation/Lessor’s Contribution:

A.            Promptly following execution and delivery of the within Agreement, Lessee shall, at Lessee’s cost and expense except to the extent of Lessor’s Contribution (as defined hereinafter), (i) paint the painted surfaces in colors selected by Lessee from Building standard colors, (ii) supply and install new Building standard carpet in the carpetable areas in the Demised Premises each in a single color selected by Lessee from Building standard colors (such (i) and (ii) are referred to collectively herein as the “Base Lessee’s Installation”) and (iii) perform such other work Lessee elects to perform (the “Lessee’s Additional Installation” and, together with the Base Lessee’s Installation, “Lessee’s Installation”) but, in any event, Lessee covenants that it shall perform the work constituting Base Lessee’s Installation.  Lessee’s Installation shall be made and performed in accordance with the provisions of this Lease and Lessee shall prosecute Lessee’s Installation to completion with all reasonable diligence.  To the extent required pursuant to the Lease, prior to Lessee’s performance of any part of the Lessee’s Additional Installation, Lessee shall obtain Lessor’s approval of the same.  Lessor shall respond to Lessee’s request for approval within five (5) days of such request and Lessor shall not unreasonably withhold such approval.

B.            Subject to the provisions and requirements of this Paragraph 9., and provided that Lessee is not then in material default under any of the terms, covenants or conditions of this Lease on the part of Lessee to be observed or performed, Lessor shall contribute, in the manner described in Subsection C. of this Section 9., the sum of not more than TWO HUNDRED TWENTY-FIVE THOUSAND and 00/100 ($225,000.00) DOLLARS in the aggregate toward the cost and expense actually incurred by Lessee with respect to Lessee’s Installation.  Lessor’s contribution is referred to as “Lessor’s Contribution”.  Irrespective of the actual cost and expense of Lessee’s Installation, in no event shall such contribution exceed the aggregate sum of TWO HUNDRED TWENTY-FIVE THOUSAND and 00/100 ($225,000.00) DOLLARS.  Lessee agrees to use Lessor’s Contribution for improvement of the Demised Premises and/or of the workspaces contained therein.

C.            Provided that Lessee is not then in material default under any of the terms, covenants or conditions of this Lease on Lessee’s part to be observed and performed, Lessor shall distribute to Lessee Lessor’s Contribution on account of Lessee’s Installation as the Lessee’s Installation progresses, within seven (7) days of Lessee’s submission to Lessor (i) of invoices from such contractors, subcontractors, materialmen and laborers as are executing Lessee’s Installation, for the cost and expense of all or part of Lessee’s Installation, and (ii) beginning with the second invoice from each contractor, subcontractor, materialman and laborer, partial waivers of mechanic’s liens from such applicant for those services or materials that were the subject of the Lessor’s previous distribution of Lessor’s Contribution; provided however, that at no time shall Lessor be required to pay more than the value of the work in place and of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the work, and provided further that any such work shall comply with any plans and specifications previously approved by Lessor (to the extent such approval is required under Section 9.A. of this Agreement), and shall otherwise comply with the requirements of this Lease.  Distributions of Lessor’s Contribution shall be made not more than monthly. With respect to any request for distribution, Lessee shall provide Lessor with information in reasonable written detail so that Lessor can readily determine the work performed with respect to such sums requested, and Lessee shall reasonably cooperate with Lessor to provide Lessor with further information in the event that Lessor has any inquiries with respect to the same, but, in any event, Lessor shall only be required to distribute Lessor’s Contribution to the extent of any work actually performed and of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the work.

D.(1)       Notwithstanding the aforesaid, Lessor shall not be required to disburse the last five (5%) percent of Lessor’s Contribution until the occurrence of all of the following: (i) completion of Lessee’s Installation in accordance with the plans and specifications approved by Lessor (to the extent such approval is required under Section 9.A. of this Agreement) and otherwise in accordance with the provisions of this Lease and (ii) proof in form reasonably satisfactory to Lessor of payment by Lessee of the cost and expense of such Lessee’s Installation other than such 5% retainage (including copies of all cancelled checks and receipt of final waivers of mechanics liens from all contractors, subcontractors, materialmen and laborers), then, provided that Lessee is not then in material default under any of the terms, covenants or conditions of this Lease on the part of Lessee to be observed or performed, the balance of Lessor’s Contribution shall thereafter be distributed by Lessor to Lessee in accordance with the provisions hereof.  In the event Lessee is then so in material default, Lessor shall distribute the balance of Lessor’s Contribution upon Lessee’s cure of such material default.

(2)         To the extent that consents, approvals or sign-offs are required to be obtained, Lessee shall obtain same within a reasonable period of time following completion of Lessee’s Installation and deliver same to Lessor.

E.             The making of the Lessor’s Contribution by Lessor shall constitute a single nonrecurring obligation on the part of Lessor. In the event this Lease is renewed or extended for a further term by agreement or operation of law, Lessor’s obligation to give Lessor’s Contribution or any part thereof shall not apply to any such renewal or extension.

F.             Lessee acknowledges and agrees that Lessor is merely acting on behalf of Lessee in connection with the disbursement of the Lessor’s Contribution to Lessee for the contractors, suppliers and materialmen employed in connection with Lessee’s Installation, and that Lessor shall have no obligation, liability or responsibility to any of the contractors, suppliers or materialmen seeking any of the Lessor’s Contribution pursuant to any of the aforesaid contracts or agreements with such contractors, suppliers or materialmen or otherwise.  Lessee shall indemnify Lessor and its agents from all loss, cost, liability and expense, including but not limited to reasonable counsel fees, incurred in connection with, or arising from, any claims or actions by any contractors, suppliers or materialmen employed in connection with Lessee’s Installation.

10.           The following Exhibit referred to in this Agreement shall be attached and made part of this Agreement: “Exhibit A: Lessor’s Work”

11.           Except as otherwise provided for herein, all other terms and provisions set forth in the Lease shall continue with the same force and effect as if set forth herein at length.  Any capitalized term not otherwise defined herein shall have the meaning given such term in the Lease.

12.           This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

13.           Lessee and Lessor each represent and warrant to the other that, other than Lighthouse Real Estate Management, LLC (“Broker”), no broker was involved in this Agreement and that, other than with respect to Broker, no commission is due therefor.

14.           This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original and all of which together shall constitute one instrument.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year first written above.

AGREED TO AND ACCEPTED BY:		AGREED TO AND ACCEPTED BY:

LESSEE:		LESSOR:

TANGOE, INC.		WU/LH 35 EXECUTIVE L.L.C.
		By:	Lighthouse 100 William Operating LLC, its sole manager

By:	/s/ Gary R. Martino	By:	/s/ Paul Cooper
	Name: Gary R. Martino		Name: Paul Cooper
	Title: Chief Financial Officer		Title: Member

		By:	/s/ Louis Sheinker
Name: Louis Sheinker
Title: Member

EXHIBIT A:      LESSOR’S WORK:

Replacement of all existing HVAC units serving the Demised Premises and installation of a new energy management system.